Exhibit 4.67

FIRST SUPPLEMENTAL WARRANT AGREEMENT

FIRST SUPPLEMENTAL WARRANT AGREEMENT (this “Supplemental Warrant Agreement”) dated as of this 28th day of July, 2008, among Sirius Satellite Radio Inc., a Delaware corporation (“Sirius”), XM Satellite Radio Holdings Inc., a Delaware corporation (“Holdings”) and The Bank of New York Mellon (formerly known as The Bank of New York and successor to United States Trust Company of New York), a New York banking corporation, as the Warrant Agent (the “Warrant Agent”).

WHEREAS, Holdings and the Warrant Agent entered into a Warrant Agreement on March 15, 2000 (the “Warrant Agreement”), providing for the issuance of common stock purchase warrants (the “Warrants”) to purchase shares of Class A common stock, par value $.01 per share (the “Class A Common Stock”) of Holdings (the Class A Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”).

WHEREAS, Section 8.13 of the Warrant Agreement provides that, in the event of a merger of Holdings with or into any person, upon consummation of such transaction each Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the merger if the holder had exercised the Warrant immediately before the effective date of the transaction;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 19, 2007, among Sirius, Vernon Merger Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Sirius (“Merger Co.”) and Holdings, Merger Co. has merged with and into Holdings (the “Merger”) and, in connection therewith, each Warrant automatically became exercisable for 40.39 shares of common stock of Sirius, par value $0.001 per share (the “Sirius Common Stock”), in accordance with Section 8.13 of the Warrant Agreement;

WHEREAS, Sirius desires by this Supplemental Warrant Agreement to expressly, irrevocably and unconditionally assume the covenants, agreements, obligations and undertakings of Holdings under the Warrant Agreement and the Warrants;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Warrants as follows:

SECTION 1. DEFINITIONS. For all purposes of this Supplemental Warrant Agreement, except as otherwise herein expressly provided or unless the context otherwise requires, the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Warrant Agreement.

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SECTION 2. NOTICE TO HOLDERS. Sirius hereby agrees to mail the holders of the Warrants a notice describing this Supplemental Warrant Agreement in accordance with Section 8.13 of the Warrant Agreement.

SECTION 3. ASSUMPTION OF OBLIGATIONS OF SIRIUS. Sirius hereby expressly, irrevocably and unconditionally assumes each and every covenant, agreement, obligation and undertaking of Holdings in the Warrant Agreement as if Sirius had been named the Company in the Warrant Agreement and the original issuer of the Warrants, and also hereby expressly, irrevocably and unconditionally assumes each and every covenant, agreement, obligation and undertaking of Holdings in each Warrant outstanding on the date of this Supplemental Warrant Agreement.

SECTION 4. FURTHER ASSURANCES. Sirius hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably necessary to more fully effect the purposes of this Supplemental Warrant Agreement and the Warrant Agreement.

SECTION 5. ADJUSTMENT. In accordance with the provisions of Section 8.13 of the Warrant Agreement, concurrent with the effective time of the Merger, each Warrant automatically becomes exercisable for 40.39 shares of Sirius Common Stock at the Exercise Price of $9.83 per share payable to the Warrant Agent for the account of Sirius.

SECTION 6. EFFECT OF SUPPLEMENTAL WARRANT AGREEMENT. Upon the execution and delivery of this Supplemental Warrant Agreement by Sirius, Holdings and the Warrant Agent, the Warrant Agreement shall be supplemented in accordance herewith, and this Supplemental Warrant Agreement shall form a part of the Warrant Agreement for all purposes, and every holder of a Warrant heretofore or hereafter countersigned and delivered under the Warrant Agreement shall be bound hereby.

SECTION 7. WARRANT CERTIFICATES. The registered holder of a Warrant Certificate may request Sirius to exchange his or her Warrant Certificate for a warrant certificate substantially in the form set forth in Exhibit A attached hereto (a “New Warrant Certificate”), and Sirius may issue New Warrant Certificates in its sole discretion.

SECTION 8. WARRANT AGREEMENT REMAINS IN FULL FORCE AND EFFECT. Except as expressly supplemented hereby, the Warrant Agreement is in all respects ratified and confirmed and all terms, conditions and provisions of the Warrant Agreement shall remain in full force and effect.

SECTION 9. WARRANT AGREEMENT AND SUPPLEMENTAL WARRANT AGREEMENT CONSTRUED TOGETHER. This Supplemental Warrant Agreement is a warrant agreement supplemental to and in implementation of the Warrant Agreement, and the Warrant Agreement and this Supplemental Warrant Agreement shall be read and construed together.

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SECTION 10. NOTICES TO SIRIUS AND THE WARRANT AGENT. Any notice or demand authorized or permitted by the Warrant Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on Sirius shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by Sirius with the Warrant Agent), as follows:

Sirius Satellite Radio Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention: Patrick Donnelly

Facsimile No.: (212) 584-5353

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Gary L. Sellers, Esq.

                 Kathryn King Sudol, Esq.

Facsimile No.: (212) 455-2502

In case Sirius shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Supplemental Warrant Agreement or the Warrant Agreement to be given by Sirius or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Sirius) to the Warrant Agent, as follows:

The Bank of New York Mellon

101 Barclay Street, Floor 8W

New York, NY 10286

Attention: Corporate Trust Administration

SECTION 11. SUCCESSORS. All the covenants and provisions of this Supplemental Warrant Agreement by or for the benefit of Sirius or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 12. TERMINATION. This Supplemental Warrant Agreement shall terminate at 5:00 p.m., New York City time on March 15, 2010. Notwithstanding the foregoing, this Supplemental Warrant Agreement will terminate earlier upon the termination of the Warrant Agreement.

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SECTION 13. GOVERNING LAW; JURISDICTION. This Supplemental Warrant Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties hereto hereby waive the right to a jury trial in any action arising out of this Supplemental Warrant Agreement. Any dispute arising out of this Supplemental Warrant Agreement shall be litigated in the borough of Manhattan, New York City, New York, and the parties hereby submit to the jurisdiction of such courts and acknowledge that such courts are a convenient forum.

SECTION 14. BENEFITS OF SUPPLEMENTAL WARRANT AGREEMENT. Nothing in this Supplemental Warrant Agreement shall be construed to give to any person or corporation other than Sirius, Holdings, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Supplemental Warrant Agreement; but this Supplemental Warrant Agreement shall be for the sole and exclusive benefit of Sirius, Holdings, the Warrant Agent and the holders.

SECTION 15. COUNTERPARTS. This Supplemental Warrant Agreement may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

SECTION 16. WARRANT AGENT’S DISCLAIMER. The recitals contained herein shall be taken as the statements of Sirius and Holdings, as the case may be, and the Warrant Agent assumes no responsibility for their correctness. The Warrant Agent makes no representation as to the validity or sufficiency of this Supplemental Warrant Agreement or as to the validity or value of any securities or assets issued upon exercise of Warrants.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Warrant Agreement to be duly executed as of the date first written above.

SIRIUS SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Name:	Patrick L. Donnelly
Title:	Executive Vice President, General Counsel & Secretary

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Joseph J. Euteneuer
Name:	Joseph J. Euteneuer
Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON
as Warrant Agent

By:	/s/ Remo J. Reale
Name:	Remo J. Reale
Title:	Vice President

[UST Supplemental Warrant Agreement]

EXHIBIT A

FORM OF WARRANT

[Face of Warrant Certificate]

[Insert Private Placement Legend, if applicable pursuant to the provision of the Warrant Agreement]

[Insert Global Warrant Legend, if applicable pursuant to the terms of the Warrant Agreement]

NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, IN THE EVENT THAT THE CONSENT OF THE FEDERAL COMMUNICATIONS COMMISSION (“FCC”) TO THE EXERCISE OF THIS WARRANT IS REQUIRED TO BE OBTAINED PRIOR TO SUCH EXERCISE, THIS WARRANT SHALL NOT BE EXERCISABLE UNLESS AND UNTIL SUCH FCC CONSENT SHALL HAVE BEEN OBTAINED. IN THE EVENT THAT THIS WARRANT IS INTENDED TO BE EXERCISED AND SUCH FCC CONSENT IS REQUIRED TO BE OBTAINED, SIRIUS AND THE HOLDER SHALL USE COMMERCIALLY REASONABLE EFFORTS TO OBTAIN SUCH FCC CONSENT PROMPTLY.

NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, INCLUDING BUT NOT LIMITED TO THE PRECEDING PARAGRAPH, THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH EXERCISE WOULD CAUSE THE AGGREGATE ALIEN OWNERSHIP OR VOTING INTEREST IN SIRIUS TO INCREASE TO ANY LEVEL ABOVE 24.5%, AS DETERMINED BY APPLICABLE FCC RULES, REGULATIONS, AND POLICIES, IT BEING WELL UNDERSTOOD THAT THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH ALIEN OWNERSHIP OR VOTING INTEREST ALREADY EXCEEDS 24.5%, IT BEING FURTHER UNDERSTOOD THAT IN NO EVENT SHALL SIRIUS BE REQUIRED HEREUNDER TO SEEK FCC CONSENT TO EXCEED FCC ALIEN OWNERSHIP OR VOTING LIMITATIONS APPLICABLE TO SIRIUS.

EXERCISABLE ON OR AFTER THE SEPARATION DATE

No.	Warrants

Warrant Certificate

SIRIUS SATELLITE RADIO INC.

This Warrant Certificate certifies that                     , or registered assigns, is the registered holder of Warrants expiring March 15, 2010 (the “Warrants”) to purchase

Sirius Common Stock. Each Warrant entitles the holder upon exercise to receive from Sirius commencing on the Separation Date (as defined in the Warrant Agreement) until 5:00 p.m. New York City time on March 15, 2010, the number of fully paid and nonassessable Warrant Shares as set forth in the Warrant Agreement, dated as of March 15, 2000 (the “Warrant Agreement”), as supplemented by the First Supplemental Warrant Agreement, dated as of the      day of July, 2008 (the “Supplemental Warrant Agreement”), subject to adjustment as set forth in Section 8 of the Warrant Agreement, at the initial exercise price (the “Exercise Price”) of $9.83 per share payable in the lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 4 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City time, on March 15, 2010, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by an authorized signatory of the Warrant Agent, as such term is used in the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

[signature page follows]

IN WITNESS WHEREOF, Sirius Satellite Radio Inc. has caused this Warrant Certificate to be signed by its President and Treasurer and by its Vice President and Secretary and may cause its corporate seal to be affixed hereunto or imprinted hereon.

Dated:            , 200

SIRIUS SATELLITE RADIO INC.

By:
Name:
Title:

By:
Name:
Title:

Date of Countersignature:

            , 200

Certificate of Authentication:

This is one of the Warrants referred to in the within mentioned Warrant Agreement, as supplemented by the Supplemental Warrant Agreement.

THE BANK OF NEW YORK MELLON as Warrant Agent

By:
Authorized Signatory

[Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March 15, 2010 entitling the holder on exercise to receive shares of Sirius Class A Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of March 15, 2000 (the “Warrant Agreement”), as supplemented by the First Supplemental Warrant Agreement dated as of the      day of July, 2008 (the “Supplemental Warrant Agreement”), duly executed and delivered by Sirius to The Bank of New York Mellon (successor to United States Trust Company of New York), as warrant agent (the “Warrant Agent”), which Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, (including the definitions set forth therein) is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, Sirius and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement and Supplemental Warrant Agreement may be obtained by the holder hereof upon written request to Sirius.

Warrants may be exercised at any time on or after the Separation Date or before March 15, 2010; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt fro the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, (i) in the case of Definitive Warrants, the holder must surrender for exercise this Warrant Certificate to the Warrant Agent at its New York corporate trust office set forth in Section 16 of the Warrant Agreement, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary’s procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must deliver to the Warrant Agent the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of Sirius of the Exercise Price, as adjusted as provided in the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Sirius Common Stock issuable upon exercise of this Warrant.

The Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise

Price is adjusted, the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, provides that the number of shares of Class A Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Sirius Common Stock will be issued upon the exercise of any Warrant, but Sirius will pay the cash value thereof determined as provided in the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement.

Sirius has agreed under the terms of the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, to file within 90 days after the date of the Supplemental Warrant Agreement, and use its reasonable best efforts to make effective no later than 180 days after the date of the Supplemental Warrant Agreement, and (subject to Black Out Periods) to maintain effective until expiration or exercise of all Warrants shelf registration statements (the “Registration Statements”) on appropriate forms under the Securities Act covering the issuance and resale of Warrant Shares upon exercise of the Warrants.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, as supplemented by the Supplemental Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

Sirius and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither Sirius nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Sirius.

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